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                                                                   EXHIBIT 99.1

                               ASHFORD.COM, INC.


     PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF
                 STOCKHOLDERS TO BE HELD ON JANUARY [  ], 2002



   The undersigned hereby appoints David Gow and Brian Bergeron and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Ashford.com, Inc., a Delaware corporation, which the undersigned may be entitled to vote at the special meeting of Ashford stockholders to be held at the Renaissance Hotel, 6 Greenway Plaza East, Suite 1809, Houston, Texas 77046 on January [ ], 2002 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.


   UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS/PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

             (Continued, and to be dated and signed on other side)

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        ASHFORD'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1: To adopt the Agreement and Plan of Merger and Reorganization, dated as of September 13, 2001, by and among Global Sports, Inc., a Delaware corporation, Ruby Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Global Sports, Inc., and Ashford.com, Inc.

           [_] For             [_] Against              [_] Abstain

   No matters other than those described in the prospectus/proxy statement will be presented at the special meeting of Ashford stockholders.


Dated          , 2002

                                          _____________________________________

                                          _____________________________________
                                                      Signature(s)

                                          Please date this proxy and sign your
                                          name exactly as it appears hereon. If
                                          the stock is registered in the names
                                          of two or more persons, each should
                                          sign. Executors, administrators,
                                          trustees, guardians and
                                          attorneys-in-fact should add their
                                          titles. If signer is a corporation,
                                          please give full corporate name and
                                          have a duly authorized officer sign,
                                          stating title. If signer is a
                                          partnership, please sign in
                                          partnership name by authorized person.

    Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.